                                                                  Exhibit (p)(8)


                    PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

                                 CODE OF ETHICS


I.       STATEMENT OF POLICY

         This Code of Ethics ("Code") is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of clients of Paradigm Asset Management Company, L.L.C. ("Paradigm") not use information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client. This Code also sets forth procedures designated to aid Paradigm in complying with certain of the rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Investment Advisers Act of 1940 ("Advisers Act").

         This Code is intended to cover all Supervised Persons (as this and other capitalized terms are defined in Section III of this Code) of Paradigm. All Supervised Persons are subject to and bound by the terms of this Code.

II.      GENERAL PRINCIPLES

         All persons subject to this Code should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. Each person subject to this Code shall:

         A. conduct all professional responsibilities in accordance with applicable federal securities laws;

         B. at all times, place the interest of Investment Advisory Clients before his or her personal interest consistent with Paradigm's fiduciary duty to its Investment Advisory clients;

         C. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

         D. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.

         E. Not receive or give gifts if intended to improperly influence, or would have the appearance of improperly influencing, any broker, dealer, investment adviser, financial institution, current or former client, any supplier of goods or services to Paradigm or its clients, or any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of Paradigm's clients.

III.     DEFINITIONS

         A. "Access Person" shall mean any director, officer, member (provided, however, that with respect to a member which is other than a natural person, such member shall not be deemed an "Access Person," but certain of its employees may be deemed to be an Access Person) or Supervised Person who, in connection with his or her regular functions or duties, makes, participates in or obtains nonpublic information regarding the purchase or sale of Securities by an Investment

               Advisory Client or whose functions relate to any recommendations with respect to such purchases or sales, or who has access to such recommendations that are nonpublic.

         B.    "Paradigm" shall mean Paradigm Asset Management Company, L.L.C.

         C. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix A attached hereto, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary or voting interest in a security.

         D.    "Code" shall mean this Code of Ethics.

         E. A Security is being "considered for purchase or sale" when Paradigm has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Committee, if such person is considering making such a recommendation).

         F. "Control" shall mean the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

         G. "Designated Officer" shall mean the Chief Compliance Officer of Paradigm, who shall be responsible for monitoring Paradigm's compliance with this Code and preclearing personal Security transactions as required by this Code, provided, however, that if the Designated Officer is required to obtain approval from, or submit a report to, the Designated Officer hereunder, he shall seek such approval from, or submit such report to a person designated by the President of Paradigm or, if no such person is designated, the President of Paradigm who shall for such purpose be deemed the Designated Officer.

         H. "Employee" means any person who is employed by Paradigm in exchange for predetermined and periodic financial compensation.

         I. The "federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

         J. "Immediate Family" of an Access Person means any of the following persons (including adoptive relationships) who reside in the same household as the Access Person:

                  Child                 Grandparent              Son-in-law
                  Stepchild             Spouse                   Daughter-in-law
                  Grandchild            Sibling                  Brother-in-law
                  Parent                Mother-in-law            Sister-in-law
                  Stepparent            Father-in-law

         K. "Investment Advisory Clients" shall mean any client of Paradigm and any other client or account which is advised or subadvised by Paradigm as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

         L. "Investment Committee" means the Investment Committee of Paradigm or any other body of Paradigm serving an equivalent function.

         M. "Portfolio Manager" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Advisory Client and shall include, without limitation, all members of Paradigm's Investment Committee.

         N. A "purchase" or "sale" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

         O. "Reportable Fund" means: (i) any fund for which Paradigm serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls Paradigm, is controlled by Paradigm, or is under common control of Paradigm. For purpose of this section, "control" has the same meaning as it does in Section 2(a)(9) of the 1940 Act. (Generally, this means funds advised by the Paradigm).

         P.    "Reportable Security" means any Security with the exception of:
               (i) direct obligations of the Government of the United States;
               (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds, other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

         Q. "Security" shall have the meaning as set forth in Section 202(a)(18) of the Advisers Act (in effect, all securities), except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, shares of mutual funds, and shares issued by unit investment trusts that are invested exclusively in one or more mutual funds.

         R. A "Supervised Person" is a member, officer, director and Employee, as well as any other person who provides advice on behalf of Paradigm and are subject to Paradigm's supervision and control.

IV.      RESTRICTIONS

         A. Private Placement, OTC Trading, Initial Public Offerings and Limited Offerings -- with regards to private placements, transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System (together "Unlisted Securities") and purchases of Securities in initial public offerings ("IPOs") or limited offerings:

               1. Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction, a Security which is an Unlisted Security or a Security in an IPO or limited offering, shall obtain express prior written approval from the Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with Paradigm); and

               2. If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction, of a Security which is an unlisted Security or a Security in an IPO or limited offering, such Access Person shall disclose such personal investment to the Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he or she acts in a capacity as an Access Person, for investment in that issuer.

               3. If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction, of a Security which is an Unlisted Security or a Security in an IPO or limited offering, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

         B.    Nonpublic Material Information

               No Supervised Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of Paradigm or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Supervised Person should solicit from any issuer of Securities any such nonpublic material information. Any Supervised Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of Paradigm should notify the Designated Officer immediately.

         C.    Transactions with Investment Advisory Clients

               No Supervised Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer.

V.       COMPLIANCE PROCEDURES

         A.    Preclearance

               1. All requests for preclearance pursuant to Section IV.a. must be set forth in writing on a standard Personal Trading Request and Authorization Form (a copy of which is attached hereto as Exhibit B).

               2. Paradigm shall cause to be maintained such "restricted lists" or other documents or devices as shall be necessary and appropriate to facilitate the restrictions found in
                    Section IV.b.

         B.    Reporting Requirements

               Supervised Persons of Paradigm may open and retain Accounts. However, every Access Person of Paradigm must provide initial and periodic reports to the Designated Officer that contain the information described below. All reports are to be filed with the Designated Officer. It is Paradigm's policy that each Access Person must arrange, if possible, for their brokerage firm(s) to send automatic duplicate account statements for themselves and any accounts any which they hold a beneficial ownership to the following person:

                                   Gregory Pai
                            Chief Compliance Officer
                        Paradigm Asset Management, L.L.C.
                   445 Hamilton Avenue, 12th Floor, Room 1203
                          White Plains, New York 10601
                       Attention: Chief Compliance Officer

               The initial, quarterly and annual reporting requirements, described below, may be conveniently satisfied through Paradigm's requirement that all Access Persons arrange for automatic duplicate account statements to be sent by each brokerage firm for all Access Persons' personal accounts including accounts in which the Access Persons have a beneficial ownership. The account statements must be received by the Designated Officer within the time period for which the report it is replacing was to be submitted to the Designated Officer. In the event that a duplicate account statement does not contain all of the reporting information required for quarterly reports under Section V.B. of this Code, it is Paradigm's policy that Access Persons arrange for their trade confirmations to be provided to the Designated Officer or his designee if such trade confirmations supplement the missing required information.

               However, please note that trade confirmations may not be used to supplement missing required information for the initial and annual holdings reports in the event that a duplicate account statement does not contain all the reporting information required under Section V.B. of this Code. If the account statements do not contain all of the information required to be found in an initial and annual holdings report, then the Access Person must submit an actual report containing all of the required information as described below. If the trade confirmations and account statements together do not contain all of the information required to be found in a quarterly report, then the Access Person must submit an actual report containing all the required information as described below.

               Access Persons who do not have brokerage Accounts and have no investment transactions must submit a quarterly report no later than thirty (30) days after the end of each calendar quarter to report and confirm that no personal Securities transactions have occurred and that no personal accounts have been opened or investments made during the quarter.

               1.   Initial Holdings Reports

                    Every Access Person shall, no later than ten (10) days after the person becomes an Access Person and no later than ten
                    (10) days after opening any new brokerage or investment accounts, file an initial holdings report (a copy of which is attached hereto as Exhibit C) current within 45 days prior to the date the person became an Access Person containing the following information:

                    a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity Securities), and principal amount (for debt Securities) of each Reportable Security in which the Supervised Person has any direct or indirect beneficial ownership when the person becomes a Supervised Person;

                    b. The date that the report is submitted by the Access Person; and

                    c. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

         2.    Quarterly Transaction Reports

               Every Access Person must, no later than thirty (30) days after the end of a calendar quarter, file a completed quarterly report with any transactions during the quarter in a Reportable Security in which the Access Person had any direct or indirect beneficial ownership containing the following information:

               a. The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares (for equity Securities), and principal amount (for debt Securities) of each Reportable Security involved;

               b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c. The price of the Reportable Security at which the transaction was effected;

               d. The name of the broker, dealer or bank with or through whom the transaction was effected; and

               e.   The date that the report is submitted by the Access Person.

         3.    Annual Holdings Report

               Every Access Person shall, no later than February 14 each year, file a completed annual holdings report containing the following information current as of the preceding December 31:

               a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity Securities), and principal amount (for debt Securities) of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership;

               b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect interest of the Access Person; and

               c.   The date that the report is submitted by the Access Person.

         4.    Review of Holdings Reports

               The Designated Officer, at his discretion, may impose sanctions against those Supervised Persons who do not file completed transaction reports in a timely fashion.

               The Designated Officer or his designee shall at least annually identify all Access Persons who are required to file reports pursuant to this Code and will inform such Access Persons of their reporting obligations.

         5.    Exceptions to Reporting Requirements

               An Access Person need not submit:

               a. Any report with respect to Securities held in accounts over which the Access Person had no direct or indirect influence or control;

               b. A quarterly report with respect to transactions effected pursuant to an automatic investment plan;

               c. A quarterly report if the report would duplicate information contained in broker trade confirmations or account statements that Paradigm holds in its records so long as the Designated Officer receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

VI.      INITIAL AND ANNUAL CERTIFICATION

         A. All Supervised Persons are required to read and retain this Code and any amendments to this Code and to sign and return the Acknowledgement Form (a copy of which is attached hereto as Exhibit D) to the Designated Officer upon commencement of employment or other services, and once each calendar year thereafter not later than February 15th. Each Supervised Person must acknowledge that he or she has:

               1. Received, read, understands and agrees to abide by this Code and any amendments to this Code;

               2. Complied with all requirements of this Code and any amendments to this Code; and

               3. Reported all accounts, holdings and transactions as required by this Code and any amendments to this Code.

         B. The Designated Officer will periodically review the quarterly transaction reports and annual holdings reports. The Designated Officer will also review all Supervised Persons' Code of Ethics Annual Certifications to determine if any Supervised Person has failed to comply with such or other provisions of this Code of Ethics. The Designated Officer will include a written description of such failure and a description of those remedial steps which have been taken. Copies of the foregoing descriptions shall be given to the President of Paradigm.

VII.     REPORTING OF VIOLATIONS

         All Supervised Persons have an affirmative obligation to promptly report any violations of this Code to the Designated Officer. Failure to do so is itself a violation of this Code. In the event that a matter implicates the Designated Officer, notice of a violation may be provided to the President of Paradigm.

         Paradigm shall not retaliate or tolerate any retaliation against anyone who in good faith reports a violation to the Designated Officer. The Designated Officer shall not reveal the identity of anyone who reports a violation and who asks that their identity remain confidential, and shall not make any effort, or tolerate any effort, to ascertain the identity of any person who reports a violation anonymously, unless such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization or other rules or regulations or disclosure of such information, or ascertaining such identity, supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

VIII.    SANCTIONS

         A.    Forms of Sanction

               Any Supervised Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include, but are not limited to, any one or more of the following: censure, imposition of a fine, suspension without pay, demotion, termination of employment, disgorgement of any profits realized on transactions in violation of this Code or any other remedy which senior management deems appropriate for the violation of this Code.

         B.    Procedures

               If the Designated Officer finds that a material violation has occurred, he shall report the violation and the suggested corrective action and sanctions to the President of Paradigm, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate.

VIII.    REVIEW

         The Designated Officer will annually review the adequacy of the Code and the effectiveness of its implementation.

IX.      MISCELLANEOUS PROVISIONS

         A.    Access Persons

               The Designated Officer will identify all Access Persons who are under a duty to make reports to Paradigm and will inform such persons of such duty. The Designated Officer will list all Access Persons in the List of Access Persons (a copy of which is attached hereto as Exhibit E). Any failure by the Designated Officer to identify an Access Person in the List of Access Persons or notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.    Records

               Paradigm shall maintain records as required by Rule 204-2 under the Advisors Act.


Dated as of October 5, 2004

Last updated as of June 2, 2006

                                                                      APPENDIX A

                    PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

                        EXAMPLES OF BENEFICIAL OWNERSHIP

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

EXAMPLES OF BENEFICIAL OWNERSHIP

What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

         a) by you for your own benefit, whether bearer, registered in your own name, or otherwise;

         b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

         c)    for your account by pledges;

         d)    by a trust in which you have an income or remainder interest.
               Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

         e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children, and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

         f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

         g)    by any partnership in which you are a partner;

         h) by a personal holding company held by you alone or jointly with others;

         i)    in the name of your spouse unless legally separated;

         j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the Securities were not received from you and the dividends are not actually used for the maintenance of your home;

         k)    in the name of another person (other than those listed in (i) and
               (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

         l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) just above), if you can vest or revest title in yours.

                                                                       EXHIBIT B

                    PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

                   PERSONAL TRADING REQUEST AND AUTHORIZATION


Personal Trading Request (to be completed by access person prior to any personal trade):

Name: __________________________________________________________________________
Date For Which You Seek Approval: ______________________________________________


Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold: _____________________________________________________________
________________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by Paradigm that may be relevant to a determination as to the existence of a potential conflict of interest?(1)

                           Yes___   No___

         If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         To the best of your knowledge and belief, the answers that you have provided above are true and correct.




-------------------------                    -----------------------------------
Date                                         Signature





-------------------------
         (1) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where Paradigm might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Personal Trading Request Authorization Form -- Page 2

Approval or Disapproval of Personal Trading Request (to be completed by Designated Officer):


_________      I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary(2) for approval of the proposed transaction have been satisfied.

_________      I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.



Dated:                                  Signed:
       ------------------                       --------------------------------
                                                Title:
                                                       -------------------------






-------------------------
         (2) In the case of a personal securities transaction by an Access Person of Paradigm, the Code of Ethics of Paradigm requires that the Designated Officer determine that the proposed personal securities transaction (i) is not potentially harmful to Investment Advisory Clients, (ii) would be unlikely to affect the market in which the Investment Advisory Client's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Investment Advisory Client. In addition, the Code requires that the Designated Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Investment Advisory Client.

                                                                       EXHIBIT C

                    PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

                             INITIAL HOLDINGS REPORT



To: _________________________________________, Designated Officer


From: _________________________________________________
                         (Your Name)

Date: _________________________________________________


         This Initial Holdings Report (the "Report") is submitted pursuant to the Code of Ethics of Paradigm Asset Management Company, L.L.C. and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect Beneficial Ownership interest (whether or not such security is a security held or to be acquired by the Fund).

         Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

         For purposes of the Report Beneficial Ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.


                                                                                                 Name of the Broker,
                                                                                                 Dealer or Bank With
                          Exchange Ticker                                                        Whom Account in
                          Symbol or CUSIP                                  Principal Amount      Which Securities Were
Title of Securities       Number (as applicable)     Number of Shares      of Securities         Held is Maintained
-------------------       ----------------------     ----------------      -------------         ------------------



                                                                       EXHIBIT D

                    PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.


This Code of Ethics is an important document prepared to insure your familiarity with the policies, rules and procedures of Paradigm Asset Management Company, L.L.C. ("Paradigm").

Please read the following statements, check the boxes which correspond to each statement indicating your understanding and adherence to the statements and sign below to indicate your receipt and acknowledgement of Paradigm's Code of Ethics dated as of April 6, 2006:

[ ] I understand that the policies, rules and procedures described in the Code of Ethics are subject to change at the sole discretion of Paradigm at any time.

[ ] I have received and read a copy of Paradigm's Code of Ethics, including any amendments thereto. I have addressed any questions I had regarding the Code of Ethics and the amendments thereto to the Designated Officer.

[ ] I understand that Paradigm may require an additional signature from me should the content of this Code be changed in any way to indicate that I am aware of and understand any new policies, rules and procedures.

[ ] With regard to the past year, I arranged for a duplicate copy of all brokerage statement(s) and or broker confirmation statement(s) required under this Code to be sent to the Designated Officer. For any quarter in which I did not arrange for a copy of all brokerage statement(s) and or brokerage confirmation statement(s) to be sent to the Designated Officer, I affirm that I had no transactions during that quarter which required a transaction report.

[ ] I affirm that I have complied with the requirements of the Code of Ethics over the past year and have reported any violations of the Code of Ethics of which I am aware.

[ ] I affirm that I have disclosed all personal securities transactions over the past year required to be disclosed by the Code of Ethics and have sought and obtained preclearance whenever required by the Code of Ethics.

My signature below certifies that to the best of my knowledge the information furnished in this report is true and correct.



-------------------------               ------------------------
Employee's Printed Name                 Position



-------------------------               -------------------------
Employee's Signature                    Date

                                                                       EXHIBIT E

                             LIST OF ACCESS PERSONS

The Designated Officer of Paradigm Asset Management Company, L.L.C. ("Paradigm") hereby identifies these employees of Paradigm as Access Persons. The failure of the Designated Officer to include any employee in this list does not relieve that employee of his duties under this Code of Ethics. Furthermore, the failure of the Designated Officer to identify in this List of Access Persons any employee who falls within the definition of Access Person does not relieve that employee of the duties and responsibilities of Access Persons under this Code.

Access Persons
--------------
James E. Francis
Gregory Pai
Jeffrey E. Marcus
Marie-Alan Aladin
Eugene J. Duffy